Calculation of Filing Fee Tables
S-8
ClearSign Technologies Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	1,107,022	$ 3.545	$ 3,924,392.99	0.0001381	$ 541.96
Total Offering Amounts:						$ 3,924,392.99		$ 541.96
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 541.96
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's common stock. (2) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Capital Market on June 26, 2026. (3) Represents 1,107,022 additional shares of the Registrant's common stock reserved for issuance under the Registrant's Amended and Restated 2021 Equity Incentive Plan (the "2021 Plan"), including (i) 1,1077,007 shares of common stock that were added to the number of shares authorized for issuance under the 2021 Plan pursuant to stockholder approval obtained at the Registrant's 2026 annual meeting of stockholders held on June 8, 2026, and (ii) 30,015 shares of common stock that were added to the number of shares authorized for issuance under the 2021 Plan on January 1, 2026, pursuant to the provisions of the 2021 Plan that provide for an automatic annual increase in the number of shares reserved for issuance under the 2021 Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources